UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Secured Term Loan Facility

On November 30, 2017, US Foods, Inc. (“US Foods”), the several lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and Citibank, N.A., as new term loan lender, entered into an amendment (the “Fourth Amendment”) to US Foods’ existing term loan credit agreement (the “Existing Credit Agreement”, as amended by the Fourth Amendment, the “Credit Agreement”), to, among other things, amend certain pricing terms of its outstanding term loans in an aggregate principal amount of $2.173 billion. The Fourth Amendment lowers the applicable margins to 2.50% for LIBOR borrowings and 1.50% for ABR borrowings, which can be further reduced to 2.25% for LIBOR borrowings and 1.25% for ABR borrowings if the consolidated secured leverage ratio is equal to or less than 1.75:1.00 at the end of the most recent fiscal quarter, as determined by reference to a pricing grid. The LIBOR “floor” for term loan borrowings bearing interest based on LIBOR is reduced to 0.00%.

A copy of the Fourth Amendment is attached as Exhibit 4.1.  The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning US Foods’ direct financial obligations under the Credit Agreement is hereby incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Fourth Amendment to the Credit Agreement, dated as of November 30, 2017, among US Foods, Inc., Citicorp North America, Inc. and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 6, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Executive Vice President, General Counsel and Chief Compliance Officer